Exhibit 99.4

EMI SOLUTIONS, INC.

Unaudited Condensed Interim Financial Statements

EMI SOLUTIONS, INC.

Condensed Balance Sheets

(unaudited)

	As of
	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash	$34,391	$74,582
Accounts receivable	279,251	260,553
Loan receivable - shareholder	55,577	55,577

Total current assets	369,219	390,712

Property, plant and equipment, net	112,219	117,537
Operating lease right-of-use assets	28,732	57,261
Other assets	30,000	30,000

Total assets	$540,170	$595,510

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$98,822	$83,407
Accrued expenses	63,071	83,835
Loan payable - related party	205,484	82,890
Operating lease liabilities, current	29,032	57,861

Total current liabilities	396,409	307,993

Commitment and contingencies (Note 9)

Shareholders' equity:
Common stock, no par value; 1,000,000 shares authorized, 1,000 shares issued and outstanding at September 30, 2023 and June 30, 2023	2,016	2,016
Retained earnings	141,745	285,501

Total shareholders' equity	143,761	287,517

Total liabilities and shareholders' equity	$540,170	$595,510

The accompanying notes are an integral part of these condensed financial statements.

EMI SOLUTIONS, INC.

Condensed Statements of Operations

(unaudited)

	Three Months Ended September 30,
	2023	2022
Net revenues	$544,897	$648,455
Cost of goods sold	337,082	387,400

Gross profit	207,815	261,055

Operating Expenses:
Selling, general and administrative	345,167	233,564
Depreciation	5,604	3,972

Total operating expenses	350,771	237,536

Income (loss) before provision for income taxes	(142,956)	23,519

Provision for income taxes	800	800

Net income (loss)	$(143,756)	$22,719

The accompanying notes are an integral part of these condensed financial statements.

EMI SOLUTIONS, INC.

Condensed Statements of Shareholder’s Equity

(unaudited)

				Total
	Common Stock		Retained	Shareholders’
	Shares	Amount	Earnings	Equity

Balance, June 30, 2022	1,000	$2,016	$244,410	$246,426

Net loss	-	-	22,719	22,719

Balance, September 30, 2022	1,000	$2,016	$267,129	$269,145

Balance, June 30, 2023	1,000	$2,016	$285,501	$287,517

Net loss	-	-	(143,756)	(143,756)

Balance, September 30, 2023	1,000	$2,016	$141,745	$143,761

The accompanying notes are an integral part of these condensed financial statements.

EMI SOLUTIONS, INC.

Condensed Statements of Cash Flows

(unaudited)

	Three Months Ended September 30,
	2023	2022
Operating Activities:
Net income (loss)	$(143,756)	$22,719
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,604	3,972
Other noncash charges, net	(300)	(40)
Changes in operating assets and liabilities:
Account receivables, net	(18,698)	60,993
Prepaid expenses and other current assets	-	1,181
Accounts payable	15,415	(1,891)
Accrued expenses	(20,764)	(55,890)

Net cash provided by (used in) operating activities	(162,499)	31,044

Investing Activities:
Purchases of property and equipment	(286)	(17,074)

Net cash used in investing activities	(286)	(17,074)

Financing Activities:
Borrowings from related party	122,594	31,215

Net cash provided by financing activities	122,594	31,215

Net increase (decrease) in cash	(40,191)	45,185
Cash, beginning of period	74,582	4,254

Cash, end of period	$34,391	$49,439

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-	$-
Cash paid for income taxes	$800	$800

The accompanying notes are an integral part of these condensed financial statements.

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

EMI Solutions, Inc., a California corporation, (the “Company”) is a leading small business manufacturer of electromagnetic interference (“EMI”) filtering products for the military and aerospace supply chain, as well as for a variety of commercial applications. The Company’s products include EMI filter modules, filtered connectors, flexfilter inserts, feed-through filters and cable assemblies. The Company is headquartered in Irvine, California.

Basis of Presentation

The condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and include the accounts of EMI Solutions, Inc. The Company’s fiscal year ends on June 30. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these condensed financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended June 30, 2023 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The June 30, 2023 condensed balance sheet was derived from the Company’s audited financial statements. These unaudited condensed financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s condensed financial position as of September 30, 2023 and its results of operations and cash flows for the three months ended September 30, 2023 and 2022. The results of operations for the three months ended September 30, 2023 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2024 or for any other future annual or interim period.

Merger with Mobix Labs, Inc.

In September 2022, the Company entered into an agreement with Mobix Labs, Inc. (“Mobix”) pursuant to which the Mobix would acquire all of the issued and outstanding common shares of EMI. Consideration for the acquisition is expected to consist of 964,912 shares of Mobix common stock and $2,200,000 in cash. Of the cash portion of the consideration, $155,000 is payable at the time of closing, with the remainder payable at specified dates following Mobix’s previously announced merger with Chavant Capital Acquisition Corp., or on the twenty-four month anniversary of the closing of Mobix’s acquisition of the Company. The Company’s and Mobix’s obligations to complete the transaction are subject to the completion of due diligence and the satisfaction of certain conditions specified in the agreement.

COVID-19 Pandemic

The World Health Organization declared a global emergency on March 11, 2020 with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic. The Company is closely monitoring the impact of the pandemic on all aspects of its business, including the impact on its employees, suppliers, vendors and business partners. Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of its operations, there has been no material adverse impact on the Company during the three months ended September 30, 2023 or 2022.

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements requires the Company to make estimates, judgments and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results may differ materially from those estimates and assumptions.

Cash

At September 30, 2023 and June 30, 2023, the Company’s cash balance consisted of cash on hand and demand deposits held at large financial institutions. The Company does not believe it is exposed to any significant credit risk on its cash balances. The Company considers all highly liquid investments with a maturity of three months or less when purchased as cash and cash equivalents. The Company had no cash equivalents at September 30, 2023 or June 30, 2023.

Accounts Receivable, net

The Company’s accounts receivable primarily represent receivables from contracts with customers. Accounts receivable are non-interest bearing. The allowance for doubtful accounts is estimated based on specific customer reviews, historical collection trends, and current economic and business conditions. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. At September 30, 2023 and June 30, 2023, the allowance for doubtful accounts was $0.

Property and Equipment, net

Property and equipment is initially recorded at cost. Depreciation is computed using the straight- line method over the estimated useful lives of the assets, as follows:

Machinery and equipment	5 to 7 years
Automobiles	5 years
Leasehold improvements	Lesser of lease term of estimated useful life of improvements

Costs of normal repairs and maintenance are charged to expense as incurred. The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Impairment testing is performed and losses are estimated when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amount. When the estimated undiscounted cash flows are not sufficient to recover the asset’s carrying amount, an impairment loss is measured to the extent the fair value of the asset is less than its carrying amount. The Company did not record any impairment losses during the three months ended September 30, 2023 and 2022.

The Company’s depreciation expense is highly dependent on the assumptions made for estimated useful lives of its assets. Useful lives are estimated by the Company based on its experience with similar assets and estimates of usage of the assets. Whenever events or circumstances occur which change the estimated useful life of an asset, the Company accounts for the change prospectively.

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

Revenue Recognition

The Company recognizes revenue based on the criteria set forth in Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. The Company enters into contracts with customers that include various performance obligations consisting of goods, services or a combination thereof which are generally capable of being distinct and account for as separate performance obligations.

The Company recognizes revenue upon transfer of control of goods and/or services to its customers in an amount that reflects the consideration we expect to receive in exchange for those goods or services. Timing of the transfer of control varies based on the nature of the contract. The Company recognizes revenue net of any sales and other taxes collected and subsequently remitted to governmental authorities.

Contracts with customers may include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgement.

Concentration of Risks

For the three months ended September 30, 2023, two customers accounted for 32% of net revenues. For the three months ended September 30, 2022, two customers accounted for 20% of net revenues. No other customer accounted for more than 10% of net revenues for the three months ended September 30, 2023 and 2022.

As of September 30, 2023, three customers accounted for 39% of accounts receivable. As of June 30, 2023, five customers accounted for 65% of accounts receivable. No other customer accounted for more than 10% of accounts receivable at September 30, 2023 or June 30, 2023.

Advertising

The Company expenses advertising costs as incurred. Advertising costs were $4,259 and $6,084 for the three months ended September 30, 2023 and 2022, respectively and are included in selling, general and administrative expenses in the statement of operations and comprehensive income (loss).

Accounting Pronouncements Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”) and has since issued several updates, amendments and technical improvements to ASU 2016-02, to provide guidance on the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The standard also requires additional disclosures about leasing arrangements related to discount rates, lease terms, and the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this new guidance effective July 1, 2022 using the modified retrospective method. As of July 1, 2022, the Company recognized a right-of-use asset and a related lease liability of $169,380 on its condensed balance sheet. See Note 6 – Leases.

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following:

	September 30, 2023	June 30, 2023
Machinery and equipment	$277,351	$277,065
Automobiles	91,871	91,871
Leasehold improvements	66,796	66,796
Property and equipment, gross	436,018	435,732
Less: Accumulated depreciation	(323,799)	(318,195)
Property and equipment, net	$112,219	$117,537

For the three months ended September 30, 2023 and September 30, 2022, depreciation expense related to property and equipment was $5,604 and $3,972, respectively.

NOTE 4 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

	September 30, 2023	June 30, 2023
Accrued payroll and paid time off	$62,271	$83,835
Income taxes payable	800	—
Accrued expenses	$63,071	$83,835

NOTE 5 – LINE OF CREDIT

The Company has a line of credit agreement with Wells Fargo Bank which provides for revolving borrowings of up to $100,000. Interest is payable monthly at a variable interest rate based on the bank’s prime rate plus 175 basis points (effectively 9.0% at September 30, 2023 and June 30, 2023). The line of credit is payable on demand, is subject to annual renewal. No borrowings were outstanding under the line of credit at September 30, 2023 or June 30, 2023 and available borrowings under the line of credit were $100,000 at September 30, 2023 or June 30, 2023.

The Company also has a $10,000 line of credit with First Citizens Bank to cover bank overdrafts. There were no significant amounts outstanding under this arrangement at September 30, 2023 or June 30, 2023.

NOTE 6 – LEASES

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. As of September 30, 2023, the lease has a remaining term of three months and expires in December 2023. The lease does not contain any residual value guarantees or restrictive covenants or renewal options. The lease requires a security deposit of $30,000, which is recorded in other assets on the condensed balance sheet.

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

ASC 842 Adoption

The Company adopted ASC 842 using the modified retrospective method on July 1, 2022. The Company determines if an arrangement is a lease at its inception. Right-of-use (“ROU”) assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its estimated incremental borrowing rate in determining the present value of lease payments considering the term of the lease, which is derived from information available at the lease commencement date. The lease term includes renewal options when it is reasonably certain that the option will be exercised, and excludes termination options. To the extent that the Company’s agreements have variable lease payments, the Company includes variable lease payments that depend on an index or a rate and excludes those that depend on facts or circumstances occurring after the commencement date, other than the passage of time. Lease expense is recognized on a straight-line basis over the lease term. The Company has elected the package of practical expedients permitted under the transition guidance, which does not require reassessment of prior conclusions related to contracts containing a lease, lease classification and initial direct lease costs. As an accounting policy election, the Company also excluded short-term leases (having a term of twelve months or less) from recognition as liabilities. Effective July 1, 2022, the Company recognized an ROU asset and an operating lease liability of $169,380 on the balance sheet.

The following lease costs are included in the condensed statement of operations for the three months ended September 30, 2023:

Three months ended September 30, 2023
Operating lease cost	$28,800
Short-term lease cost	—
Total lease cost	$86,700

Information related to the Company’s ROU assets and operating lease liabilities as of September 30, 2023:

Cash paid for amounts included in the measurement of operating lease liabilities	$29,100
Weighted-average lease term (years)	0.25
Weighted-average discount rate	2.8%

The Company did not obtain any ROU assets in exchange for new operating or financing lease liabilities during the three months ended September 30, 2023.

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

The following table reconciles the undiscounted cash flows to the operating lease liabilities recorded on the condensed balance sheet as of September 30, 2023:

Years ending June 30,
2024 (remaining three months)	$29,100
Total minimum lease payments	29,100
Less imputed interest	(68)
Present value of future minimum lease payments	29,032
Less current obligations under lease	(29,032)
Long-term lease obligation	$—

Supplemental Information for Comparative Periods

Lease cost for the three months ended September 30, 2022 was $28,800. Minimum lease payments under operating leases with non-cancelable terms in excess of one year as of June 30, 2023 were as follows:

Year ending June 30,
2024	$58,200
Total	$58,200

NOTE 7 – RELATED PARTY TRANSACTIONS

Building Lease

The Company leases its principal office from Alton Properties LLC, a company owned and controlled by its shareholders, each of whom are also executive officers of the Company. See Note 6–Leases.

Loan Payable – Related Party

The Company has a loan payable to Alton Properties LLC. The agreement, which has been amended from time to time, provides for unsecured loans of up to $400,000 to the Company, with interest on the unpaid principal amount at a rate of 6.5% per annum payable monthly in arrears. At September 30, 2023 and June 30, 2023, the amount owed under the loan was $205,484 and $82,890, respectively.

Loan Receivable - Shareholder

The Company has made loans to its principal shareholder and chief executive officer. At September 30, 2023 and June 30, 2023, the amount receivable under the loan was $55,577.

EMI SOLUTIONS, INC.

Notes to Condensed Financial Statements

(unaudited)

NOTE 8 – INCOME TAXES

The Company recorded a provision for income taxes of $800 and $800 for the three months ended September 30, 2023 and 2022, respectively. For the three months ended September 30, 2022, the Company’s provision for income taxes differs from an amount calculated based on statutory tax rates principally due to the Company recording a valuation allowance against the net operating losses it generated during the period. For the three months ended September 30, 2023, the Company’s provision for income taxes differs from an amount calculated based on statutory tax rates principally due anticipated usage of net operating loss carryforwards to offset taxable income generated during the period. The Company establishes a valuation allowance when necessary to reduce the carrying amount of its deferred tax assets when it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to realize deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, potential limitations on the Company’s ability to carry forward net operating losses, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on these factors, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized. If the Company is subsequently able to realize its net operating loss carryforwards or other deferred income tax assets, a portion of the valuation allowance will be reversed, resulting in a reduction of provision for income taxes.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise from time to time that may harm our business. The Company is currently not aware of any such legal proceedings or claims that the Company believes will have an adverse effect on its business, financial condition or operating results.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 28, 2023, which is the date the financial statements were available to be issued.

On December 18, 2023, the Company’s shareholders sold their stock ownership in the Company to Mobix, which resulted in a change in ownership of the Company.